                                                                    EXHIBIT 99.1

                               FIRST AMENDMENT TO

                SECURITIES PURCHASE AGREEMENT AND PROMISSORY NOTE


         This First Amendment to the Securities Purchase Agreement and Promissory Note (this "AMENDMENT") is made and entered into as of March 17, 2008 by and among MicroIslet, Inc., a Nevada corporation (the "COMPANY"), and SMR 1996 Trust III, a New York trust (the "PURCHASER"). The Company and the Purchaser are collectively referred to as the "Parties."

         WHEREAS, the Parties previously entered into to that certain Securities Purchase Agreement on January 24, 2008 (the "PURCHASE AGREEMENT") pursuant to which a Note dated January 24, 2008 in the aggregate original principal amount of $1,000,000 was issued to the Purchaser (the "JANUARY NOTE"); and

         WHEREAS, the Parties desire to amend the Purchase Agreement to increase the aggregate original principal amount of the Notes issued or issuable pursuant to the Agreement from $2,000,000 to $2,500,000 and to amend the definition of "Maturity Date" as set forth in the form of Note attached as EXHIBIT A to the Agreement and as set forth in the January Note.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENT TO SECTION 1.1. The definition of "Notes" set forth in
SECTION 1.1 of the Purchase Agreement is hereby amended to read as follows:

                  "NOTES" means, collectively, the Subordinated Convertible Unsecured Revolving Promissory Notes of the Company, each in the form of EXHIBIT A, in an aggregate original principal amount not to exceed $2,500,000, issued or issuable to the Purchasers at the Closings pursuant to this Agreement."

         2. MATURITY DATE. The definition of "Maturity Date" set forth in the form of Note attached as EXHIBIT A to the Purchase Agreement and in the January
Note is hereby amended to read as follows:

                  "the earlier to occur of (i) May 31, 2008, and (ii) when declared due and payable by the Lender upon the occurrence and during the continuance of an Event of Default (as defined below)."

         3. RATIFICATION AND EFFECT. The Purchase Agreement and the January Note, each as hereby amended by this Amendment, is hereby ratified and confirmed as being in full force and effect. Except as and to the extent amended by this Amendment, each of the Purchase Agreement and the January Note shall remain in full force and effect in accordance with its terms.

         4. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement and the January Note.

         5. COUNTERPARTS; FACSIMILE. This Amendment may be executed in one or more counterparts and via facsimile, each of which shall be deemed an original instrument but all of which taken together will constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


THE COMPANY:

MicroIslet, Inc., a Nevada corporation

By:    /S/ MICHAEL J.ANDREWS
       ------------------------------------
       Michael J. Andrews
       Chief Executive Officer


PURCHASER:

SMR 1996 Trust III, a New York trust

By:    /S/ RONALD KATZ
       ------------------------------------
       Ronald Katz
       Trustee

By:    /S/ MARTIN EDELMAN
       ------------------------------------
       Martin Edelman
       Trustee

Initial Advance:    $500,000

Proposed Closing Date:  March ___, 2008



                       [SIGNATURE PAGE TO FIRST AMENDMENT

              TO SECURITIES PURCHASE AGREEMENT AND PROMISSORY NOTE]